In accordance with the Frank Russell Investment Company procedures for purchase of securities from affiliated underwriters, the following is a report of securities that were purchased from affiliates under Rule 10f-3 from the period 10/31/2002 to 04/30/2003.

Issuer: Pinnacle West Cap. Corp.
Money Manager: J.P. Morgan Investment Mgmt
FRIC Fund: Equity Q
Affiliated Underwriter: J.P. Morgan Securities Inc.
Date of Purchase: 12/17/02
Rule 10f-3 Satisfied?: Yes

Issuer: Pinnacle West Cap. Corp.
Money Manager: J.P. Morgan Investment Mgmt
FRIC Fund: Quantitative Equity
Affiliated Underwriter: J.P. Morgan Securities Inc.
Date of Purchase: 12/17/02
Rule 10f-3 Satisfied?: Yes

Issuer: Commonwealth of Massachusetts General Obligation
Money Manager: Standish Mellon Asset Mgmt
FRIC Fund: Tax Exempt Bond
Affiliated Underwriter: Mellon Financial
Date of Purchase: 2/27/03
Rule 10f-3 Satisfied?: Yes

Issuer: American Electric Power Company, Inc.
Money Manager: : J.P. Morgan Investment Mgmt
FRIC Fund: Equity Q
Affiliated Underwriter:  J.P. Morgan Securities Inc.
Date of Purchase: 2/27/03
Rule 10f-3 Satisfied?: Yes

Issuer: American Electric Power Company, Inc.
Money Manager: : J.P. Morgan Investment Mgmt
FRIC Fund: Quantitative Equity
Affiliated Underwriter:  J.P. Morgan Securities Inc.
Date of Purchase: 2/27/03
Rule 10f-3 Satisfied?: Yes